Exhibit (a)(1)(D)

SAFE BULKERS, INC.

OFFER TO EXCHANGE
COMMON STOCK AND CASH
FOR
ANY AND ALL OUTSTANDING 8.00% SERIES B CUMULATIVE
REDEEMABLE PERPETUAL PREFERRED SHARES

	CUSIP No.	Consideration Offered
8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share (NYSE: SB.PR.B)	Y7388 L111	(a) $22.50 in cash and (b) 2.0 shares of Common Stock, per Series B Preferred Share

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 5, 2017.
WE MAY EXTEND THE OFFER PERIOD AND
WITHDRAWAL PERIOD AT ANY TIME.

March 9, 2017

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated March 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Offer to Exchange”) and the related Letter of Transmittal (as amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) and an Instructions From Beneficial Owner form relating to the offer of Safe Bulkers, Inc. (the “Company” or “Safe Bulkers”) to exchange (the “Exchange Offer”) (1) newly issued shares of Common Stock, par value $0.001 per share, of Safe Bulkers (NYSE: SB) (the “Common Stock”); and (2) cash, on the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal, for any and all outstanding 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share (NYSE: SB.PR.B) (the “Series B Preferred Shares”).

Holders who validly tender Series B Preferred Shares that are not properly withdrawn and are accepted for exchange by the Company pursuant to the offer will receive (i) $22.50 in cash and (ii) 2.0 shares of Common Stock, per Series B Preferred Share, net to the seller and without interest and less any applicable withholding taxes. Our obligation to purchase Series B Preferred Shares that are validly tendered and not properly withdrawn in the Exchange Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Exchange. If all conditions to the Exchange Offer are satisfied or waived, the Company will acquire all Series B Preferred Shares from all holders who validly tendered and did not properly withdraw Series B Preferrred Shares.

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 5, 2017, OR SUCH OTHER DATE TO WHICH THE OFFER MAY BE EXTENDED (THE “EXPIRATION DATE”).

The description of the Exchange Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Exchange Offer set forth in the Offer to Exchange and in the Letter of Transmittal. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series B Preferred Shares held by us for your account.

The enclosed materials are being forwarded to you as the beneficial owner of the Series B Preferred Shares. We hold Series B Preferred Shares for your account. A tender of such Series B

Preferred Shares can be made only by us pursuant to your instructions. Therefore, the Company urges you, as the beneficial owners of Series B Preferred Shares held with a broker, or other securities intermediary, to contact such broker or other securities intermediary promptly if you wish to tender your Series B Preferred Shares in the Exchange Offer.

We, as holders of Series B Preferred Shares on your behalf, are being requested to tender Series B Preferred Shares for acquisition by the Company pursuant to the terms and conditions of the Exchange Offer.

We, as holders of Series B Preferred Shares on your behalf, cannot tender your Series B Preferred Shares unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series B Preferred Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series B Preferred Shares on your behalf in accordance with the terms and conditions of the Offer to Exchange. If we do not receive written instructions in accordance with the below procedures presented in the Offer to Exchange and the Letter of Transmittal, we will not tender any Series B Preferred Shares on your account.

Your attention is directed to the following:

1.	The Exchange Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on April 5, 2017, unless the Company extends the Exchange Offer or the Exchange Offer is terminated.

2.

If you desire to tender any Series B Preferred Shares pursuant to the Exchange Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the Series B Preferred Shares on your behalf on or prior to the Expiration Date.

3.

The Exchange Offer is conditioned upon the satisfaction or waiver of certain conditions as set forth in the Offer to Exchange. See “The Exchange Offer—Conditions of the Exchange Offer” in the Offer to Exchange.

4.

Any transfer taxes imposed by the United States or the Marshall Islands incident to the transfer of Series B Preferred Shares by the tendering holder pursuant to the Exchange Offer, if any, will be paid by the Company, except as otherwise provided in the Offer to Exchange and the related Letter of Transmittal.

If you wish to have us tender your Series B Preferred Shares, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form affixed to the back of this letter.

An exchange of Series B Preferred Shares for newly issued shares of Common Stock and cash may not be suitable for you. You must make your own decision whether to tender Series B Preferred Shares in the Exchange Offer. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Transfer Agent, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series B Preferred Shares in the Exchange Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

SAFE BULKERS, INC.

OFFER TO EXCHANGE
COMMON STOCK AND CASH
FOR
ANY AND ALL OUTSTANDING 8.00% SERIES B CUMULATIVE REDEEMABLE
PERPETUAL PREFERRED SHARES

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 5, 2017.
WE MAY EXTEND THE OFFER PERIOD AND
WITHDRAWAL PERIOD AT ANY TIME.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer of Safe Bulkers, Inc. (the “Company” or “Safe Bulkers”) to exchange (the “Exchange Offer”) (1) newly issued shares of Common Stock, par value $0.001 per share, of Safe Bulkers (NYSE: SB) (the “Common Stock”); and (2) cash, on the terms and conditions set forth in the Offer to Exchange, dated March 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Offer to Exchange”) and in the related Letter of Transmittal (as amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”), for any and all outstanding 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share (NYSE: SB.PR.B) (the “Series B Preferred Shares”).

Instruction to tender shares: This will instruct you to tender the number of Series B Preferred Shares set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange.

The undersigned expressly agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Offer to Exchange and the Letter of Transmittal and such terms may be enforced against the undersigned.

Please tender ____ Series B Preferred Shares held by you for my account as indicated below in the Exchange Offer for a combination of (i) $22.50 in cash and (ii) 2.0 shares of Common Stock, per Series B Preferred Share, net to the seller and without interest and less any applicable withholding taxes.

If no amount is provided above with respect to the number of shares of Series B Preferred Shares to be tendered for shares of Common Stock and cash and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series B Preferred Shares in which you hold an interest through The Depository Trust Company for Common Stock for my account.

Dated:  , 2017

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.
Tax ID No. or Social Security No.

NONE OF THE SERIES B PREFERRED SHARES HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.